Exhibit 21.1
SUBSIDIARIES OF MARVELL

Subsidiary	Jurisdiction
Cavium India Holdings, LLC	Delaware, United States
Cavium International	Cayman Islands

Cavium Networks (India) Private Limited	India
Cavium Networks Asia	Cayman Islands
Cavium Networks International	Cayman Islands
Cavium Networks International, Inc.	Delaware, United States

Cavium Networks LLC	Delaware, United States
Cavium Networks Singapore Pte. Ltd.	Singapore

Cavium Semiconductor Technology (Shanghai) Co. Ltd.	China
Cavium Taiwan Ltd.	Taiwan
Cavium UK Ltd.	United Kingdom
Cavium, LLC	Delaware, United States
Kinoma, Inc.	California, United States
Marvell Asia Pte Ltd	Singapore
Marvell Hong Kong Limited	Hong Kong
Marvell India Private Limited	India
Marvell International Ltd.	Bermuda
Marvell International Technology Ltd.	Bermuda
Marvell Israel (M.I.S.L) Ltd.	Israel
Marvell Italia S.r.l.	Italy
Marvell Japan K.K.	Japan
Marvell Netherlands B.V.	Netherlands
Marvell Semiconductor Germany GmbH	Germany
Marvell Semiconductor Korea, Ltd.	Korea
Marvell Semiconductor Sdn. Bhd.	Malaysia
Marvell Semiconductor Technology S.a.r.l.	Switzerland
Marvell Semiconductor, Ltd.	Delaware, United States
Marvell Semiconductor, Inc.	California, United States
Marvell Switzerland S.a.r.l.	Switzerland
Marvell Taiwan Ltd.	Taiwan
Marvell Technology (Beijing), Ltd.	China
Marvell Technology (Chengdu), Ltd.	China
Marvell Technology (Nanjing), Ltd.	China
Marvell Technology (Shanghai), Ltd.	China
Marvell Semiconductor Canada Inc.	Canada
Marvell Technology Denmark ApS	Denmark
Marvell Technology Japan Y.K.	Japan
Marvell Technology Sweden AB	Sweden

Marvell Technology Vietnam LLC	Vietnam
Marvell Technology, Inc.	Delaware, United States
Marvell UK Limited	United Kingdom
Marvell World Trade Ltd.	Barbados

NetXen, Inc.	Delaware, United States

PT. Marvell Technology Indonesia	Indonesia
QLGC Limited (Ireland)	Ireland
QLogic Hong Kong Ltd.	Hong Kong
QLogic India Pvt. Ltd.	India
QLogic International Holdings, Inc.	Delaware, United States
QLogic International Ltd.	Bermuda

QLogic LLC	Delaware, United States
QLogic Storage Network Infrastructure (Beijing) Co. Ltd.	China
QLogic Switch Products, LLC	Minnesota, United States
Utopia Capital Holdings, Ltd.	Bermuda
Aquantia Corp.	Delaware, United States
Aquantia LLC	Delaware, United States
Aquantia Rus LLC [Marvell Rus LLC]1	Russia
Aquantia Semiconductor India Pvt Ltd	India
Aquantia C.V.	Netherlands
Aquantia (Cayman), Ltd.	Cayman Islands
Aquantia B.V.	Netherlands
Aquantia Technology B.V.	Netherlands
Aquantia Japan G.K.	Japan
Aquantia Czech s.r.o	Czech Republic
Avera Semiconductor LLC [Marvell Government Solutions, LLC][2]	Delaware, United States

1 Name change effective as of February 14, 2020
2 Name change effective as of February 24, 2020